UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

Reneo Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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RENEO PHARMACEUTICALS, INC.

18575 Jamboree Rd., Suite 275-S

Irvine, CA 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2022

at 11:30 a.m. Pacific Time

Dear Stockholder:

You are cordially invited to virtually attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Reneo Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 1, 2022, at 11:30 a.m. Pacific Time. Due to ongoing public health concerns regarding the COVID-19 pandemic and to protect the health and safety of our stockholders, employees and their families, this year the Annual Meeting will be held in a virtual-only format via live webcast at www.proxydocs.com/RPHM, where you will find instructions on how to register, vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. For additional instructions on how to attend the virtual Annual Meeting, please review the accompanying Proxy Statement. The Annual Meeting is being held for the following purposes:

1.	To elect the two Class I directors named herein to hold office until the Company’s 2025 annual meeting of stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 4, 2022. Only stockholders of record at the close of business on that date may vote at the virtual Annual Meeting or any adjournment thereof. We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our notice of annual meeting, Proxy Statement and 2021 annual report to stockholders online, with paper copies available free of charge upon request. On or about April 22, 2022, we will mail a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials.

Your vote is important. Whether or not you are able to attend the virtual Annual Meeting, it is important that your shares be represented. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting, by submitting your proxy via the telephone at 1-866-868-2029 or via the Internet at www.proxypush.com/RPHM or by completing, signing and dating the proxy card that may be mailed to you and returning it in the postage-prepaid envelope. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the virtual Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 1, 2022 at 11:30 a.m. Pacific Time

The Proxy Statement and Annual Report to stockholders

are available at www.proxydocs.com/RPHM.

By Order of the Board of Directors

Gregory J. Flesher
President and Chief Executive Officer
April 22, 2022

RENEO PHARMACEUTICALS, INC.

18575 Jamboree Rd. Suite 275-S

Irvine, CA 92612

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What are proxy materials?

The proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Reneo Pharmaceuticals, Inc., (“Reneo,” the “Company,” “we” or “us”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live webcast on June 1, 2022, at 11:30 a.m. Pacific Time by accessing www.proxydocs.com/RPHM in advance of the meeting, completing the online registration, which requires that you provide the control number included on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy card, or voting instruction form, and following the instructions you subsequently receive via e-mail. The proxy materials include the Notice of Internet Availability, this Proxy Statement for the Annual Meeting, a 2021 annual report to stockholders and the proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, on or about April 22, 2022, we will mail a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how to access the proxy materials and how to vote. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials. In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. We believe electronic delivery will expedite the receipt of the proxy materials and will help lower the costs of our proxy materials. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice of Internet Availability, on or after May 2, 2022.

How do I attend the Annual Meeting?

Due to ongoing public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders, employees and their families, this year the Annual Meeting will be held in a virtual-only format via live webcast at www.proxydocs.com/RPHM. You will not be able to attend the Annual Meeting in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/RPHM. Upon completing your registration, you will receive further instructions via e-mail, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

You may submit a question in advance of the meeting at www.proxydocs.com/RPHM after logging in with the control number shown on your Notice of Internet Availability, proxy card or voting instruction form. If you wish to submit a question, on the day of the Annual Meeting, beginning at 11:30 a.m. Pacific Time on Wednesday, June 1, 2022, you may log into the virtual meeting platform using the unique link provided to you via e-mail following the completion of your registration at www.proxydocs.com/RPHM, and follow the instructions there. Our virtual Annual Meeting will be governed by our Rules of Conduct and Procedures, which will be made available on the Annual Meeting’s live webcast on the day of the Annual Meeting and will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 24,458,550 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. We urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: To elect the two Class I directors named herein to hold office until the Company’s 2025 annual meeting of stockholders.

•

Proposal 2: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following mechanisms:

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-868-2029 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice.

•	To vote through the internet, go to www.proxypush.com/RPHM to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may submit a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to 18575 Jamboree Rd., Suite 275-S, Irvine, California 92612, Attention: Corporate Secretary.

•	You may attend the Annual Meeting virtually and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2022, to 18575 Jamboree Rd., Suite 275-S, Irvine, California 92612, Attention: Corporate Secretary. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between February 1, 2023 and March 3, 2023. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm for the fiscal year ended December 31, 2022, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For Proposal 1, the two nominees receiving the most “For” votes from the holders of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

For Proposal 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022, must receive “For” votes from the holders of a majority of shares present virtually at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the Record Date, there were 24,458,550 shares outstanding and entitled to vote. Thus, the holders of 12,229,276 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board currently has nine members. There are three Class I directors whose term of office expires in 2022: Lon Cardon, Ph.D., Eric M. Dube, Ph.D., and Paul W. Hoelscher. Dr. Cardon is not standing for re-election as a member of the Board at the Annual Meeting. Dr. Dube and Mr. Hoelscher, each current directors of the Company, were each recommended for reelection to the Board by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If elected at the Annual Meeting, Dr. Dube and Mr. Hoelscher would serve until the Company’s 2025 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. We did not hold an annual meeting of stockholders in 2021. Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, ethnic diversity, and underrepresented communities. The table below provides certain information regarding our current directors and nominees for director, other than Dr. Cardon who is not standing for re-election as a member of the Board at the Annual Meeting.

Nominee/Director Name	Age	Position	Director Since	Year Current Term Expires	Current Director Class
Nominees for Class I Directors:
Eric M. Dube, Ph.D.	49	Director	2021	2022	I
Paul W. Hoelscher (1)	57	Director	2022	2022	I
Continuing Directors:
Edward T. Mathers	62	Director	2017	2023	II
Bali Muralidhar, M.D., Ph.D.	42	Director	2020	2023	II
Stacey D. Seltzer	45	Director	2020	2023	II
Gregory J. Flesher	51	President and Chief Executive Officer and Director	2020	2024	III
Michael Grey	69	Executive Chairman	2017	2024	III
Niall O’Donnell, Ph.D.	49	Director	2017	2024	III

(1)	Appointed to the Board on January 20, 2022.

The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the Company’s 2025 Annual Meeting of Stockholders

Eric M. Dube, Ph.D. has served as a member of the Board since March 2021. Since January 2019, Dr. Dube has served as the President and Chief Executive Officer and as a member of the board of directors of Travere Therapeutics, Inc., a public biopharmaceutical company. Previously, Dr. Dube served as the Head of North America of Viiv Healthcare Limited, a pharmaceuticals company, from January 2018 until December 2018. From June 2015 to December 2017, Dr. Dube served as Senior Vice President and Head, Global Respiratory Franchise, of GlaxoSmithKline Pharmaceuticals plc (GSK), a pharmaceutical company. From February 2013 to May 2015, Dr. Dube served as Senior Vice President and Business Unit Head, Respiratory Japan of GSK. Earlier in his career, Dr. Dube held positions of increasing responsibility at GSK including senior leadership roles in Strategy, Planning & Operations, Oncology, Managed Markets and Marketing. Dr. Dube currently serves on the board of directors for the Biotechnology Innovation Organization (BIO). Previously, Dr. Dube served on the Board of Trustees for AIDS United, and on the board of directors for Biocom California. Dr. Dube holds a B.S. from Santa Clara University and a M.A. and Ph.D. from Cornell University.

The Board and Nominating Committee believe that Dr. Dube’s expertise and experience in the biopharmaceutical industry and senior leadership experience qualify him to serve on the Board.

Paul W. Hoelscher has served as a member of the Board since January 2022. Since October 2014, Mr. Hoelscher has served as the Executive Vice President and Chief Financial Officer of Horizon Therapeutics plc, a public biotech company, where he previously served as Executive Vice President, Finance from June 2014 to September 2014. Mr. Hoelscher, has served on the board of trustees of the Illinois Region of The Leukemia & Lymphoma Society since 2007, including two terms as board chair, and serves on the Chicago Regional Advisory Committee for The Ireland Funds. Prior to June 2014, Mr. Hoelscher held financial and accounting positions at various companies and served in various positions of increasing responsibility in the audit practice at KPMG LLP. Mr. Hoelscher received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant.

The Board and Nominating Committee believe that Mr. Hoelscher’s expertise and experience in the biopharmaceutical industry and senior leadership experience qualify him to serve on the Board.

The Board Recommends a

Vote in Favor of Each Named Nominee.

Class II Directors Continuing in Office Until the Company’s 2023 Annual Meeting of Stockholders

Edward T. Mathers has served as a member of the Board since December 2017. Mr. Mathers has served as a General Partner at New Enterprise Associates, Inc. (“NEA”), a private venture capital firm focusing on technology and healthcare investments, since November 2019 and served as partner at NEA from August 2008 to October 2019. Prior to August 2008, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. Mr. Mathers has served on the board of directors of Mirum Pharmaceuticals, Inc. since November 2018, Akouos, Inc. since October 2017, Trevi Therapeutics, Inc. since July 2017, Inozyme Pharma, Inc. since January 2017, ObsEva SA since November 2015, Rhythm Pharmaceuticals, Inc. since August 2015, and Synlogic, Inc. (formerly known as Mirna Therapeutics, Inc.) since October 2012, all public pharmaceutical companies, and he previously served on the board of directors of Liquidia Technologies, Inc., a public life sciences company, from April 2009 to May 2019, and Ra Pharma, a public pharmaceutical company, from February 2010 to April 2020. Mr. Mathers received a B.S. in chemistry from North Carolina State University.

The Board and Nominating Committee believe that Mr. Mathers’ experience as a venture capitalist, as an executive and in business development and his experience in serving on the board of directors for several public and private pharmaceutical and life sciences companies qualifies him to serve on the Board.

Bali Muralidhar, M.D., Ph.D. has served as a member of the Board since December 2020. Since December 2020, Dr. Muralidhar has served as Managing Partner at Abingworth LLP (“Abingworth”), an international investment group dedicated to life sciences, and previously served as a Partner from March 2019 to December 2020. Prior to joining Abingworth, Dr. Muralidhar was a Senior Partner at MVM Partners LLP, a life science investment fund, from November 2012 to March 2019. From April 2011 to November 2012, Dr. Muralidhar was a member of Bain Capital LP’s, a private multi-asset alternative investment firm, leveraged buyout team, focusing on healthcare. Dr. Muralidhar has served on the board of directors of Spruce Biosciences, Inc. since February 2020, Nucana plc since 2020, and Exicure, Inc. since August 2019, each a public biotechnology company. Dr. Muralidhar previously served on the board of directors of Wilson Therapeutics, a public biopharmaceutical company in Sweden, from March 2014 to April 2018, and Valneva SE, a French biotechnology company traded on the Vienna Stock Exchange from May 2017 to December 2019. Dr. Muralidhar received a degree in clinical medicine from the University of Oxford and received a Ph.D. in translational cancer research from the MRC Cancer Cell Unit, University of Cambridge.

The Board and Nominating Committee believe that Dr. Muralidhar’s investment experience in the healthcare industry qualifies him to serve on the Board.

Stacey D. Seltzer has served as a member of the Board since December 2020. Since 2014, Ms. Seltzer has served as a partner at Aisling Capital LLC, a venture capital and private equity firm, where she previously served as principal from 2008 to 2014. Prior to 2008, Ms. Seltzer held various positions at Schering-Plough Corporation, a pharmaceutical company, and served as Director of Business Development for Akceli, Inc., a biotechnology company. Ms. Seltzer is currently a board observer for Prolacta Bioscience Inc. and Wugen, Inc., both private biopharmaceutical companies. Ms. Seltzer previously served on the board of directors of Aimmune Therapeutics, Inc., a public biopharmaceutical company, from January 2015 to October 2020, Miramar Labs, Inc., a public global medical device company, from May 2013 to July 2017, and as a board observer for public companies, Agile Therapeutics, Inc. and Durata Therapeutics, Inc. Ms. Seltzer received a B.S. and M.S. in Molecular Biophysics and Biochemistry from Yale University and an M.B.A. from the Wharton School at the University of Pennsylvania.

The Board and Nominating Committee believe that Ms. Seltzer is qualified to serve on our Board due to her investment and management experience in the life science industry.

Class III Directors Continuing in Office Until the Company’s 2024 Annual Meeting of Stockholders

Gregory J. Flesher has served as our President and Chief Executive Officer and a member of the Board since November 2020. Prior to joining us, Mr. Flesher served as the Chief Executive Officer and a member of the board of directors of Novus Therapeutics, Inc., a public specialty pharmaceutical company, from May 2017 to November 2020. Mr. Flesher previously served as Chief Executive Officer and a member of the board of directors for Otic Pharma, Ltd., a private pharmaceutical company, from July 2015 to May 2017. Mr. Flesher also served as Senior Vice President of Corporate Development and Chief Business Officer, and other executive management roles at Avanir Pharmaceuticals, Inc., a public pharmaceutical company, from 2006 to 2015. Mr. Flesher previously served as a member of the board of directors for Adynxx, Inc., a public pharmaceutical company, from July 2019 to June 2021. Mr. Flesher received his B.S. in Biology from Purdue University and studied Biochemistry and Molecular Biology at Indiana University School of Medicine.

The Board and Nominating Committee believe that Mr. Flesher’s extensive senior leadership experience at numerous biopharmaceutical companies qualify him to serve on the Board.

Niall O’Donnell, Ph.D. has served as a member of the Board since December 2017. Dr. O’Donnell is our co-founder and previously served as our President and Chief Executive Officer from December 2017 to November 2020. Dr. O’Donnell is currently a managing director at RiverVest Venture Partners (“RiverVest”) a venture capital firm, a position he has held since April 2014. Dr. O’Donnell joined RiverVest in 2006 where he has focused on biopharmaceutical, diagnostic and medical device opportunities and contributes to the formation, development, and business strategies of RiverVest affiliated portfolio companies. Dr. O’Donnell has been a member of the board of directors of Mirum Pharmaceuticals, Inc., a public pharmaceutical company, since December 2018, and Spruce Biosciences, Inc., a public biotechnology company, since May 2016. Previously, Mr. O’Donnell has served as acting Chief Interim Medical Officer at Lumena Pharmaceuticals, Inc., a private biopharmaceutical company, and co-founded and served as a member of the board of directors of Curzion Pharmaceuticals, Inc., a private pharmaceutical company. Dr. O’Donnell received a Ph.D. in biochemistry from the University of Dundee, Scotland, an M.A. in biochemistry from Pembroke College, Oxford, and an M.B.A. from the Rady School of Management of the University of California, San Diego.

The Board and Nominating Committee believe that Dr. O’Donnell’s substantial experience in developing and managing biopharmaceutical companies qualifies him to serve on the Board.

Michael Grey has served as Executive Chairman of the Board since December 2017. Mr. Grey previously served as our Chairman and Chief Executive Officer from September 2014 to December 2017. Mr. Grey has served as the Executive Chairman of Spruce Biosciences, Inc., a public biotechnology company, since March 2018, and Plexium, Inc., a private biopharmaceutical company, since August 2020. Additionally, Mr. Grey currently serves on the board of directors for Mirum Pharmaceuticals, Inc. since May 2018, Spruce Biosciences, Inc. since 2017, and Horizon Therapeutics plc since September 2011, all publicly traded companies and Plexium, Inc., a private biopharmaceutical company, since May 2018. Mr. Grey has also served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010. Mr. Grey previously served as Executive Chairman and Chief Executive Officer of Mirum, Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private pharmaceutical company, from September 2014 to December 2017 and then as Executive Chairman from January 2018 until April 2020, and as Executive Chairman of Curzion Pharmaceuticals, Inc., a private pharmaceutical company, from May 2019 to April 2020, which was acquired in April 2020 by Horizon Therapeutics plc. Mr. Grey previously served as a director of BioMarin Pharmaceuticals, a public biotechnology company, from December 2005 until May 2021 and Mirati Therapeutics Inc., a public biotechnology company, from November 2014 to June 2021. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Lilly in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc., and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom.

The Board and Nominating Committee believe that Mr. Grey’s extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualify him to serve on the Board.

Board Diversity

The following matrix provides the diversity statistics for our Board.

Board Diversity Matrix as of March 15, 2022

Board Size
Total Number of Directors	9
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of the directors who currently serves on our Board, with the exception of Messrs. Flesher and Grey and Dr. O’Donnell, are independent directors within the meaning of the applicable Nasdaq listing rules. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board is currently chaired by Mr. Grey, the Company’s Executive Chairman, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Executive Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Executive Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we have a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Nominating Committee monitors compliance with legal and regulatory requirements. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met eleven times during the last fiscal year. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during fiscal year 2021 for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following table provides current membership information and meeting information for fiscal 2021 for each of the Board committees:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lon Cardon, Ph.D. (1)		X	X*
Eric M. Dube, Ph.D. (2)	X		X
Gregory J. Flesher
Michael Grey
Kenneth Harrison, Ph.D. (3)
Paul W. Hoelscher (4)	X*
Edward T. Mathers		X*
Bali Muralidhar, M.D., Ph.D.		X	X
Niall O’Donnell, Ph.D.
Stacey D. Seltzer (5)	X
Total meetings in fiscal 2021	5	6	5

*	Committee Chairperson
(1)	Dr. Cardon is not standing for re-election as a member of the Board at the Annual Meeting.
(2)

Dr. Dube was the chairperson of the Audit Committee from March 2021 until Mr. Hoelscher’s appointment on January 20, 2022. Dr. Dube has been appointed chairperson of the Nominating Committee, effective upon the expiration of Dr. Cardon’s term as a Class I director at the Annual Meeting.

(3)	Dr. Harrison resigned from the Board on January 20, 2022. Dr. Harrison served as a member of the Audit Committee from December 2020 until his resignation on January 20, 2022.
(4)

Mr. Hoelscher was appointed to the Board and as a member and chairperson of the Audit Committee on January 20, 2022. Mr. Hoelscher has been appointed as a member of the Compensation Committee, effective upon the expiration of Dr. Cardon’s term as a Class I director at the Annual Meeting.

(5)	Ms. Seltzer has been appointed as a member of the Nominating Committee, effective upon the expiration of Dr. Cardon’s term as a Class I director at the Annual Meeting.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board.

Audit Committee

•

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm.

•	Specific responsibilities of the Audit Committee include:

•	Helping the Board oversee corporate accounting and financial reporting processes;

•

Managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•

Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	Reviewing related person transactions;

•

Obtaining and reviewing a report by the independent registered public accounting firm, which describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	Approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

During fiscal 2021, the Audit Committee was composed of three directors: Drs. Dube and Harrison, and Ms. Seltzer. The Audit Committee met five times during 2021. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.reneopharma.com/investors/corporate-governance/documents-and-charters. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022 (the “Annual Report”).

The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).

The Board has also determined that each of Dr. Dube and Mr. Hoelscher qualify as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of each of Dr. Dube’s and Mr. Hoelscher’s level of knowledge and experience based on a number of factors, including their respective formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.

Paul W. Hoelscher

Eric M. Dube, Ph.D.

Stacey D. Seltzer

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

During fiscal 2021, the Compensation Committee was composed of three directors: Drs. Cardon and Muralidhar, and Mr. Mathers. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met six times during 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.reneopharma.com/investors/corporate-governance/documents-and-charters. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee include:

•	Reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•	Reviewing and approving (or recommending to the Board) the compensation paid to our directors;

•	Reviewing and approving the compensation arrangements with our executive officers and other senior management;

•	Administering our equity incentive plans and other benefit programs;

•

Reviewing, adopting, amending and terminating the terms of any employment agreements, stock option plans, stock appreciation rights plans, severance arrangements, pension and, profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	Reviewing, evaluating and recommending to the Board succession plans for our executive officers; and

•	Reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford/Aon (“Radford”) as a compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.

Typically, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the last quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Chief Executive Officer of the Company, solely in his capacity as a member of the Board has been delegated the non-exclusive authority to (i) grant stock options and restricted stock units to employees below the senior vice-president level of the Company (the “Eligible Employees”), and (ii) approve the compensation (including the salary and any bonus) of Eligible Employees, in each case within specified ranges and subject to the terms established by the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of the Nominating Committee include:

•	Identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•	Considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

•	Instituting plans or programs for the continuing education of the Board and orientation of new directors;

•	Developing and making recommendations to the Board regarding corporate governance guidelines and matters; and

•	Overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

During fiscal 2021, the Nominating Committee is composed of three directors: Drs. Cardon, Dube and Muralidhar. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating Committee met five times during 2021. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at https://investors.reneopharma.com/investors/corporate-governance/documents-and-charters. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, ethnicity, and underrepresented communities.

The Nominating Committee appreciates and believes in the benefits of refreshing the Board’s membership and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 18575 Jamboree Rd., Suite 275-S, Irvine, CA 92612, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 18575 Jamboree Rd., Suite 275-S, Irvine, CA 92612, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.

These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.

Code of Conduct

We maintain a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at https://investors.reneopharma.com/investors/corporate-governance/documents-and-charters. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.

Prohibition on Speculative Trading

Under the terms of our insider trading policy, none of our officers, directors, other employees or consultants may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our capital stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our capital stock, including without limitation, borrowing against such stock, at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that the Board submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2018. Representatives of Ernst & Young LLP are expected to be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares virtually present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate audit fees by Ernst & Young LLP for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees	$1,074,000	$210,000

Audit fees consist of fees billed for professional services for auditing our annual consolidated financial statements, the review of our interim consolidated financial statements and assistance with registration statements filed with the SEC. Included in the 2021 and 2020 audit fees are $670,000 and $25,000 of fees billed, respectively, in connection with our initial public offering that closed in April 2021.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

The Board Recommends

a Vote in Favor of Proposal 2.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. The following table identifies our current executive officers (other than our Executive Chairman), their age, and their respective offices and positions as of the Record Date. Biographical information for such executive officers is set forth below.

Executive Officer	Age	Position
Gregory J. Flesher	51	President and Chief Executive Officer and Director
Alejandro Dorenbaum, M.D.	62	Chief Medical Officer
Ashley F. Hall, J.D.	50	Chief Development Officer
Michael P. Cruse	50	Chief Operating Officer

Gregory J. Flesher. Biographical information regarding Mr. Flesher is set forth under “Proposal 1: Election of Directors.”

Alejandro Dorenbaum, M.D. has served as our Chief Medical Officer since January 2018. Prior to joining us, Dr. Dorenbaum served as the Chief Medical Officer of Allakos Inc., a public clinical-stage biopharmaceutical company, from August 2014 to June 2017, and the Chief Medical Officer at Lumena Pharmaceuticals, Inc., a private biopharmaceutical company, from 2013 to 2014, until its acquisition by Shire Pharmaceuticals Ltd. Dr. Dorenbaum also worked at Genentech, Inc., a private biotechnology company, where he was responsible for the respiratory programs for asthma and cystic fibrosis, and at BioMarin Pharmaceutical Inc., a biopharmaceutical company, where he worked on the clinical development of Kuvan. Dr. Dorenbaum began his career at Chiron Corporation, a private biotechnology company. Dr. Dorenbaum maintains an active academic position as Clinical Professor in Pediatrics at Stanford University School of Medicine, where he specializes in allergy and immunology. Dr. Dorenbaum received an M.D. from the National Autonomous University in Mexico City, completed his residency in pediatrics at University of Texas Health Science Center and held a fellowship in allergy and immunology at Baylor College of Medicine.

Ashley F. Hall, J.D. has served as our Chief Development Officer since October 2021. Prior to joining us, Ms. Hall was the Chief Development Officer of Esperion Therapeutics, Inc., a public pharmaceutical company, from August 2019 to August 2021. Prior to that, she served as Esperion’s Senior Vice President of Global Regulatory Affairs and Policy from January 2018 to August 2019 and as its Vice President of Global Regulatory Affairs and Policy from August 2015 to January 2018. In those roles, she was responsible for the strategic leadership and global regulatory development of NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) tablets. Prior to joining Esperion, Ms. Hall was Global Regulatory Lead for Cardiovascular at Amgen Inc. (“Amgen”) and oversaw the regulatory strategy and global filings for the REPATHA® program, leading to the world’s first approval of a Proprotein convertase subtilisin/kexin type 9 (PCSK9) inhibitor for cholesterol lowering, from 2013 to 2015. Previously, Ms. Hall served as the Vice President of Regulatory Affairs at Micromet, Inc., which was acquired by Amgen, the Vice President of Regulatory and Clinical Affairs at RevoGenex Inc., and the Director of World Wide Regulatory Affairs with the oncology team at MedImmune, LLC (AstraZeneca). Ms. Hall also held various roles of increasing responsibility in global regulatory affairs at Abraxis BioScience, and La Jolla Pharmaceutical Company. Ms. Hall earned a Juris Doctorate at the University of San Diego, School of Law and a Bachelor of Science in Biochemistry and Cell Biology at the University of California San Diego.

Michael P. Cruse has served as our Chief Operating Officer since March 2022 and previously served as our Senior Vice President, Corporate Operations from December 2020 to March 2022. Prior to joining us, Mr. Cruse served as Vice President Corporate Operations at Novus Therapeutics, Inc., a public specialty pharmaceutical company, from May 2017 to June 2020, and as Vice President Corporate Operations at Otic Pharma, Ltd., a private pharmaceutical company, from September 2015 to May 2017. Mr. Cruse previously held various positions at Avanir Pharmaceuticals, a public pharmaceutical company, including Executive Director, Sales Operations, Executive Director Technology and Facilities Management, Senior Director, Information Technology and Director, Information Technology. Mr. Cruse previously served as Manager of Information Technology and Senior Client Consultant at Noesis Consulting Group, Inc., a consulting services company, Manager, Information Technology at Spy Optic, Inc., a retail company, Senior Information Technology Consultant and Founding Partner at Senatron, LLP, an information technology consulting firm, and Promotional Product Manager at Vision Technologies, LLC, an information technology value added reseller. Mr. Cruse received a B.S. in Business Administration and Management from Franklin University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as March 15, 2022:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors, including the nominees named herein;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares subject to options or other rights held by the stockholder that are currently exercisable or exercisable as of May 14, 2022, which is 60 days after March 15, 2022. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options or other rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 24,458,550 shares of our common stock outstanding as of March 15, 2022.

Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Reneo Pharmaceuticals, Inc., 18575 Jamboree Rd., Suite 275-S, Irvine, California 92612.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater Than 5% Holders:
Entities affiliated with New Enterprise Associates (1)	4,785,494	19.6%
Novo Holdings A/S (2)	3,430,377	14.0%
Entities affiliated with RiverVest Venture Fund III, L.P. (3)	2,409,220	9.9%
Abingworth Bioventures 8 LP (4)	2,073,957	8.5%
Lundbeckfond Invest A/S (5)	2,031,224	8.3%
Named Executive Officers and Directors:
Gregory J. Flesher (6)	425,175	1.7%
Michael P. Cruse (7)	94,226	*
Vineet R. Jindal (8)	154,929	*
Lon Cardon, Ph.D. (9)	43,934	*
Eric Dube, Ph.D. (10)	17,381	*
Michael Grey (11)	770,170	3.1%
Paul W. Hoelscher (12)	2,916	*
Edward T. Mathers (13)	14,000	*
Bali Muralidhar, M.D., Ph.D. (14)	14,000	*
Niall O’Donnell, Ph.D. (15)	2,194,684	8.9%
Stacey D. Seltzer (16)	14,000	*
All executive officers and directors as a group (13 persons) (17)	3,939,689	15.4%

*	Represents beneficial ownership of less than 1%.

(1)

As described in that certain Schedule 13D filed with the SEC on April 23, 2021, reporting information as of April 13, 2021. Consists of 4,785,494 shares of common stock held by New Enterprise Associates 15, L.P. (“NEA 15”). The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual managers of NEA 15 LLC. The individual managers, or collectively, the managers, of NEA 15 LLC are Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Joshua Makower, Scott D. Sandell and Peter Sonsini. The managers share voting and dispositive power with regard to the shares held by NEA 15. Edward T. Mathers, a member of the Board, is employed as a General Partner at New Enterprise Associates, Inc., has no voting or investment power over the shares owned of record by NEA 15, and disclaims beneficial ownership of the shares held by NEA 15. All indirect owners of the above referenced shares, disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest in such shares. The address of New Enterprise Associates 15, L.P. and its affiliated entity is c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)

As described in that certain Schedule 13D/A filed with the SEC on January 27, 2022, reporting information as of January 20, 2022. Consists of 3,430,377 shares of common stock held by Novo Holdings A/S (“Novo”). The board of directors of Novo has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo board of directors. As such, no individual member of the Novo board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Kenneth Harrison, Ph.D., a former member of the Board, is employed as a partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo, and Dr. Harrison is not deemed to have beneficial ownership of the shares held by Novo. The address of Novo Holdings A/S is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(3)

As described in that certain Schedule 13D filed with the SEC on April 19, 2021, reporting information as of April 8, 2021. Consists of (i) 328,094 shares of common stock held by RiverVest Venture Fund III, L.P., (ii) 17,413 shares of common stock held by RiverVest Venture Fund III (Ohio), L.P. and (iii) 2,063,713 shares of common stock held by RiverVest Venture Fund IV, L.P. The shares held directly by RiverVest Venture Fund III, L.P. are indirectly held by RiverVest Venture Partners III, L.P., its general partner (RiverVest Partners III). The shares held directly by RiverVest Venture Fund III (Ohio), L.P. are indirectly held by RiverVest Venture Partners III (Ohio), LLC, its general partner (“RiverVest Partners (Ohio) III”). RiverVest Partners III is the sole member of RiverVest Partners (Ohio) III. RiverVest Venture Partners III, LLC is the general partner of RiverVest Partners III. The individual managers of RiverVest Ventures Partners III, LLC are John P. McKearn, Ph.D., Thomas C. Melzer, and Jay Schmelter. RiverVest Partners III, RiverVest Partners (Ohio) III, RiverVest Venture Partners III, LLC and each of the individual managers share voting and dispositive power with regard to our securities directly held by RiverVest Venture Fund III, L.P. and RiverVest Venture Fund III (Ohio), L.P. Niall O’Donnell, Ph.D., a member of the Board and an affiliate of RiverVest Venture Fund III, L.P. and RiverVest Venture Fund III (Ohio), L.P., has no voting or investment control over any of the shares held by these entities and disclaims beneficial ownership of all shares owned by RiverVest Venture Fund III, L.P. and RiverVest Venture Fund III (Ohio), L.P., except to the extent of any pecuniary interest therein. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The shares held directly by RiverVest Venture Fund IV, L.P. are indirectly held by RiverVest Venture Partners IV, L.P., its general partner (RiverVest Partners IV). RiverVest Venture Partners IV, LLC is the general partner of RiverVest Partners IV. The individual managers of RiverVest Ventures Partners IV, LLC are John P. McKearn, Ph.D., Jay Schmelter, and Niall O’Donnell, Ph.D., a member of the Board. RiverVest Partners IV, RiverVest Venture Partners IV, LLC and each of the individual managers share voting and dispositive power with regard to our securities directly held by RiverVest Venture Fund IV, L.P. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The address of RiverVest Venture Fund III and its affiliated entities is 101 South Hanley Road, Suite 1850, St. Louis, Missouri 63105.

(4)

As described in that certain Schedule 13D filed with the SEC on April 20, 2021, reporting information as of April 13, 2021. Consists of 2,073,957 shares of common stock held by Abingworth Bioventures 8 LP (“ABV 8”). Abingworth Bioventures 8 GP LP, a Scottish limited partnership, serves as the general partner of ABV 8. Abingworth General Partner 8 LLP, an English limited liability partnership, serves as the general partner of Abingworth Bioventures 8 GP LP. ABV 8 (acting by its general partner Abingworth Bioventures 8 GP LP, acting by its general partner Abingworth General Partner 8 LLP) has delegated to Abingworth LLP (“Abingworth”) all investment and dispositive power over the securities held by ABV 8. Dr. Bali Muralidhar is a member of an investment committee of ABV 8 which, approves investment and voting decisions by a defined majority vote, and no individual member has the sole control or voting power over the securities held by ABV 8. Each of ABV 8, Abingworth, the General Partners of each member of the Investment Committee disclaims beneficial ownership of the Common Stock held by AVB 8. The address of ABV 8 is 38 Jermyn Street, London SW1Y 6DN, United Kingdom.

(5)

As described in that certain Schedule 13G filed with the SEC on January 26, 2022, reporting ownership as of December 31, 2021. Consists of 2,031,224 shares of common stock held by Lundbeckfond Invest A/S. Lene Skole is the Chief Executive Officer of Lundbeckfond and may be deemed to have sole power to vote and dispose of these shares. The directors of Lundbeckfond have delegated voting and dispositive power with respect to the shares held by Lundbeckfond to Mr. Skole. The address of Lundbeckfond Invest A/S is Scherfigsvej 7 DK-2100, Copenhagen Ø, Denmark.

(6)	Consists of (i) 9,600 shares of common stock and (ii) 415,575 shares of common stock subject to stock options held by Mr. Flesher that are exercisable within 60 days of March 15, 2022.
(7)	Consists of (i) 4,100 shares of common stock and (ii) 90,126 shares of common stock subject to stock options that are exercisable within 60 days of March 15, 2022 held by Mr. Cruse.
(8)	Consists of (i) 6,600 shares of common stock and (ii) 148,329 shares of common stock subject to stock options held by Mr. Jindal that are exercisable within 60 days of March 15, 2022.
(9)	Consists of 43,934 shares of common stock subject to stock options held by Dr. Cardon that are exercisable within 60 days of March 15, 2022.
(10)	Consists of 17,381 shares of common stock subject to options held by Dr. Dube that are exercisable within 60 days of March 15, 2022.
(11)

Consists of (i) 444,762 shares of common stock held by The Grey Family Trust dated November 12, 1999 (the “Grey 1999 Trust”), (ii) 134,084 shares of common stock held by Michael Grey and Rondi Rauch Grey, Co-Trustees of The Grey 2014 Irrevocable Children’s Trust u/a/d 12/17/14 (the “Grey 2014 Trust”) and (iii) 191,324 shares of common stock subject to options held by Mr. Grey that are exercisable within 60 days of March 15, 2022. Mr. Grey, our Executive Chairman, is trustee of each of the Grey 1999 Trust and Grey 2014 Trust, and in such capacity has the power to vote and dispose of such shares held by the Grey 1999 Trust and Grey 2014 Trust.

(12)	Consists of 2,916 shares of common stock subject to options held by Mr. Hoelscher that are exercisable within 60 days of March 15, 2022.
(13)	Consists of 14,000 shares of common stock subject to options held by Mr. Mathers that are exercisable within 60 days of March 15, 2022.
(14)	Consists of 14,000 shares of common stock subject to options held by Dr. Muralidhar that are exercisable within 60 days of March 15, 2022.

(15)

Consists of (i) 2,063,713 shares of common stock held by RiverVest Venture Partners IV, LLC, and (ii) 130,971 shares of common stock subject to options held by Dr. O’Donnell that are exercisable within 60 days of March 15, 2022.

(16)	Consists of 14,000 shares of common stock subject to options held by Ms. Seltzer that are exercisable within 60 days of March 15, 2022.
(17)

Consists of the shares described in notes 6 through 16 above and the following shares beneficially owned by Alejandro Dorenbaum, M.D.: (i) 26,674 shares of common stock held by C Dorenbaum Irrvc Trust Dtd 10/18/17, (ii) 26,674 shares of common stock held by E Dorenbaum Irrvc Trust Dtd 10/18/17, (iii) 26,674 shares of common stock held by J Dorenbaum Irrvc Trust Dtd 10/18/17, (iv) 22,348 shares of common stock held by Dr. Dorenbaum, and (v) 91,904 shares of common stock subject to options held by Dr. Dorenbaum that are exercisable within 60 days of March 15, 2022.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021, consisting of our principal executive officer, and the next two most highly compensated executive officers, were:

•	Gregory J. Flesher, our Chief Executive Officer and President

•	Vineet R. Jindal, our Chief Financial Officer

•	Michael P. Cruse, our Chief Operating Officer

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Gregory J. Flesher	2021	$475,000	$—		$429,699	$4,196,725	$219,700	$48,346	(4)	$5,369,470
Chief Executive Officer and President	2020	$79,167	$—		$—	$—	$39,600	$14,180	(5)	$132,947
Vineet R. Jindal*	2021	$296,875	$150,000	(6)	$—	$1,417,830	$121,400	$—		$1,986,105
Chief Financial Officer
Michael P. Cruse (7)	2021	$300,000	$40,000	(8)	$—	$1,072,736	$83,300	$—		$1,496,036
Chief Operating Officer

*	Mr. Jindal resigned on March 31, 2022.
(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of performance and market restricted stock unit awards (“RSUs”) granted during 2021 reflecting the probable outcome of such performance conditions computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC Topic 718”), rather than the amounts paid or realized by the named executive officer. For a discussion of valuation assumptions, see notes 2 and 7 of “Notes to Consolidated Financial Statements” in our Annual Report. The grant date fair value of performance RSUs granted during 2021, assuming achievement of the maximum level of performance under the applicable performance conditions would have been as follows: $200,700 with respect to Mr. Jindal; and $167,250, with respect to Mr. Cruse.

(2)

Represents grant date fair value of stock options granted to during 2021, as computed in accordance with ASC Topic 718, not including any estimates of forfeiture. See notes 2 and 7 of “Notes to Consolidated Financial Statements” in our Annual Report, for a discussion of assumptions used in determining the grant date fair value of our option awards for fiscal year ended December 31, 2021. Note that amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the executives from the stock options.

(3)	Represents cash bonuses earned by the named executive officers pursuant to our Non-Equity Incentive Compensation Plan for performance.
(4)	Represents the cost of the apartment that Mr. Flesher maintained in San Diego, California ($39,497) plus a tax gross up on such benefits ($8,848).
(5)	Represents the cost of the apartment that Mr. Flesher maintained in San Diego, California ($9,612) plus a tax gross up on such benefits ($4,567).
(6)	Mr. Jindal received a $150,000 bonus in March 2021 in connection with the commencement of his employment as our Chief Financial Officer.
(7)	Mr. Cruse commenced employment as our Senior Vice President, Corporate Operations on December 2, 2020 and was appointed as our Chief Operating Officer on March 2, 2022.
(8)

Mr. Cruse received a $40,000 discretionary annual bonus in recognition for his efforts during our initial public offering (“IPO”) and supporting the launch of multiple clinical trials in 2021. Mr. Cruse’s annual bonus was paid January 2022.

Annual Base Salary

The 2022 and 2021 annual base salaries for our named executive officers are set forth in the table below.

Name	Title	2022 Base Salary		2021 Base Salary
Gregory J. Flesher	President and Chief Executive Officer and Director	$545,000		$475,000
Vineet R. Jindal*	Chief Financial Officer	$385,000		$375,000
Michael P. Cruse	Chief Operating Officer	$400,000	(1)	$300,000

*	Mr. Jindal resigned on March 31, 2022.
(1)

Mr. Cruse was promoted from Senior Vice President, Corporate Operations to Chief Operating Officer, effective March 2, 2022. Upon his promotion, his annual base salary of $350,000 was increased to $400,000.

Non-Equity Incentive Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based bonuses, which are designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate goals and to reward them for the Company’s achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the extent to which we achieve the corporate goals that the Board establishes each year. At the end of the year, the Compensation Committee reviews our performance against each corporate goal and approves the extent to which we achieved each of our corporate goals.

The Compensation Committee will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, thus, the bonus amounts vary from year to year based on corporate performance, in each case pursuant to the terms of the executive officer’s agreement with us, as described below. Mr. Flesher’s, Mr. Jindal’s and Mr. Cruse’s target performance bonus was 50%, 35% and 30% of their base salary, respectively. The Board approved our corporate goals for 2021, with research and development and clinical-related goals assigned an 80% weight and finance and operational goals assigned a 20% weight. No specific individual goals were established for any of our named executive officers for 2021.

In December 2021, the Compensation Committee approved a corporate goal achievement of 92.5%, which such achieved goals included, among other things, completing the enrollment of the Phase 1b studies in McArdle disease and long-chain fatty acid oxidation disorders (LC-FAOD), producing a final study report for the primary mitochondrial myopathies (PMM) Phase 1b study and raising additional capital to fund our operations.

Name	Title	2021 Actual Bonus	Actual Bonus for 2021 (% of Base Salary)
Gregory J. Flesher	President and Chief Executive Officer and Director	$219,700	46.3%
Vineet R. Jindal	Chief Financial Officer	$121,400	32.4%
Michael P. Cruse	Chief Operating Officer	$83,300	27.8%

Agreements with our Named Executive Officers

We have entered into employment agreements with each of the named executive officers. The named executive officers are also able to participate in our equity incentive, retirement, welfare and other benefit plans generally provided to other executives.

Below are descriptions of the agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “Potential Payments Upon Termination or Change of Control” below. The employment agreements provide that any increase in annual base salary will become the minimum annual base salary thereafter for purposes of such termination of employment and/or change in control arrangements. All of our named executive officers are employed at will.

Mr. Flesher. We entered into an employment agreement with Mr. Flesher in November 2020 which governs the current terms of his employment with us. Mr. Flesher’s employment agreement established an annual base salary and target bonus opportunity which are described above under the headings “Annual Base Salary” and “Non-Equity Incentive Compensation”. Mr. Flesher is also entitled to receive a special performance bonus in the amount of $7.5 million, payable at our discretion in cash, common stock or a combination thereof, in the event that during Mr. Flesher’s continued service to us (i) our market value exceeds $750 million utilizing the volume-weighted average of the closing sale price of our common stock on the Nasdaq Stock Market or other principal exchange for each of the 30 trading days immediately prior to the measurement date, or (ii) the fair market value of the net proceeds available for distribution to our stockholders in connection with a change in control (as defined below under “—Potential Payments Upon Termination or Change of Control”), as determined in good faith by our Board, exceeds $750 million. Mr. Flesher is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” Mr. Flesher is also eligible for standard company benefits, for reimbursement of business expenses, and to participate in generally available employee benefit plans and programs.

Mr. Jindal. We entered into an employment agreement with Mr. Jindal in March 2021, which governed the terms of his employment with us. Mr. Jindal’s employment agreement established an annual base salary and target bonus opportunity which are described above under the headings “Annual Base Salary” and “Non-Equity Incentive Compensation”. Mr. Jindal was also entitled to certain severance benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”

Mr. Jindal resigned from his position as our Chief Financial Officer, effective as of March 31, 2022 (the “Separation Date”). In connection with Mr. Jindal’s resignation, he entered into a separation and consulting agreement (the “Separation Agreement”). The Separation Agreement provides that until the Separation Date, (i) Mr. Jindal continued to (a) serve as the Company’s Chief Financial Officer, (b) receive a base salary of $385,000 per year and (c) be eligible for the Company’s standard benefits and (ii) Mr. Jindal’s outstanding equity awards (the “Equity Awards”) continued to vest according to the terms of the 2014 Equity Incentive Plan (the “2014 Plan) and 2021 Equity Incentive Plan (the “2021 Plan”), as applicable, and the applicable grant documents but that such vesting will cease as of the Separation Date.

Additionally, pursuant to the Separation Agreement, we have agreed, subject to Mr. Jindal’s execution of a standard release, to (a) (i) continue to pay Mr. Jindal his base salary for nine months following the Separation Date as severance, (ii) pay the full amount of premiums for himself and his eligible dependents, if applicable, to continue his health insurance coverage under COBRA for up to 12 months following the last day of the month in which the Separation Date occurs and (iii) accelerate the vesting of his equity awards subject to time-based vesting as if he had completed an additional 12 months of service with us following the Separation Date (but excluding, for clarity, the restricted stock unit (RSU) award granted to him on December 10, 2021) and (b) engage Mr. Jindal as a consultant for a period of 12 months from the Separation Date (the “Consulting Period”) for no more than an average of eight hours per week. As consideration for his consulting services, (i) Mr. Jindal will receive cash compensation at the rate of $375 per hour and (ii) the Company has agreed to extend the period of time during which Mr. Jindal may exercise any vested, outstanding and unexercised stock options as of the Separation Date to the earliest of (i) three months following the termination of the Consulting Period, (ii) the applicable expiration date of such stock options, and (iii) such earlier date as provided or permitted under the 2014 Plan or 2021 Plan, as applicable.

Mr. Cruse. We entered into an employment agreement with Mr. Cruse in November 2020, which governs the current terms of his employment with us. Mr. Cruse’s employment agreement established an annual base salary and target bonus opportunity which are described above under the headings “Annual Base Salary” and “Non-Equity Incentive Compensation”.

In March 2022, in connection with Mr. Cruse’s appointment as Chief Operating Officer, Mr. Cruse’s annual base salary was increased to $400,000 and his target performance bonus was increased to 40% of his base salary. In addition, he was granted an option to purchase 25,000 shares of our common stock vesting over 48 months of continuous service following the date of grant.

Mr. Cruse is also entitled to certain severance benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information regarding outstanding stock options held by each of our named executive officers as of December 31, 2021.

			Option Awards (1)				Stock Awards (2)
Name	Grant Date		Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price Per Share ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gregory J. Flesher	12/10/2021	(4)	—	200,000	$6.69	12/9/2031	—	$—
President and Chief Executive	12/10/2021	(5)					100,000	$855,000
Officer and Director	1/21/2021	(6)	285,092	767,555	$4.88	1/20/2031	—	$—
Vineet R. Jindal	12/10/2021	(4)	—	100,000	$6.69	12/9/2031	—	—
Chief Financial Officer	12/10/2021	(7)					30,000	$256,500
	3/16/2021	(6)	58,539	175,619	$6.36	3/15/2031	—	$—
Michael P. Cruse	12/10/2021	(4)	—	75,000	$6.69	12/9/2031	—	$—
Chief Operating Officer	12/10/2021	(7)					25,000	$213,750
	1/21/2021	(6)	57,370	172,107	$4.88	1/20/2031	—	$—

(1)

All of the option awards were granted under the 2014 Plan or the 2021 Plan, the terms of which are described below under “—Employee Benefit Plans—2014 Equity Incentive Plan” and “—Employee Benefit Plans—2021 Equity Incentive Plan”, respectively.

(2)	All of the stock awards were granted under the 2021 Plan, the terms of which are described below under “—Employee Benefit Plans—2021 Equity Incentive Plan.”
(3)

The market value of the award is calculated using the Company’s closing price of common stock on the last day of our 2021 fiscal year (December 31, 2021), which was $8.55 multiplied by the number of shares subject to the award.

(4)	Vests in equal monthly installments over four years following the grant date.
(5)

Restricted stock units will vest upon the date that the closing price of the Company’s common stock has remained above $20 per share, as adjusted for stock splits, combinations, and the like, for 30 consecutive trading days.

(6)

Vest 25% on first anniversary date of employment commencement date with the remainder vesting monthly over three years thereafter. Mr. Flesher’s employment commenced on November 2, 2020, Mr. Jindal’s employment commenced on March 16, 2021, and Mr. Cruse’s employment commenced on December 2, 2020.

(7)

Restricted stock units vest at 50% upon the first acceptance by the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMA”) of a New Drug Application (“NDA”) or Marketing Authorization Application (“MAA”) filed by the Company, respectively, and 50% upon the first approval by the FDA or EMA of an NDA or MAA, respectively.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay. The benefits described below reflect enhancements made to Mr. Cruse’s benefits in connection with his appointment as our Chief Operating Officer in March 2022 and further reflect the benefits for which Mr. Jindal was entitled prior to the execution of his separation agreement in February 2022.

We maintain a severance benefit plan and have entered into a severance benefit plan participation agreement with each of our named executive officers. Pursuant to these agreements, upon a termination without “cause” or resignation for “good reason” (each as defined below), each of our named executive officers will be entitled to continued payment of base salary (12 months for Mr. Flesher and nine months for Messrs. Jindal and Cruse), 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and payment of continued group health benefits (12 months for Mr. Flesher and nine months for Messrs. Jindal and Cruse). In addition, upon a termination without cause or resignation for good reason during the period commencing three months prior to a “change in control” (as defined below) and ending 12 months following a change in control, each of our named executive officers will be entitled to extended payment of base salary (18 months for Mr. Flesher and 12 months for Messrs. Jindal and Cruse), accelerated vesting in full of all outstanding equity awards that are subject to time-based vesting, payment of continued group health benefits (18 months for Mr. Flesher and 12 months for Messrs. Jindal and Cruse) and payment of annual target bonus, if any, established by the Board (in an amount equal to 150% for Mr. Flesher, and 100% for Messrs. Jindal and Cruse, of their respective target bonus).

Receipt of benefits under our severance benefit plan is contingent on the executive’s execution and nonrevocation of a general release of claims against us and certain related parties within a time period specified by us and on the return of all Company property to us.

For purposes of the severance benefit plan, the following definitions apply:

•

“cause” generally means the occurrence of any of the following events, conditions or actions with respect to the executive: (i) commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) intentional, material violation of any contract or agreement between the executive and us or of any statutory duty owed to us; (iv) unauthorized use or disclosure of our confidential information or trade secrets; or (v) gross misconduct;

•

“good reason” generally means the following events, conditions or actions taken by us with respect to the executive without cause and without the executive’s express written consent, subject to specified notice and cure periods: (i) a material reduction of the executive’s annual base salary, which is a reduction of at least 10% of such executive’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in the executive’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; (iv) a relocation of the executive’s principal place of employment to a place that increases such executive’s one-way commute by more than 50 miles as compared to such executive’s then-current principal place of employment immediately prior to such relocation (but excluding the executive’s personal residence as a principal place of employment); and

•

“change in control” generally means the following events (subject to certain specified limitations): (i) a change in ownership representing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation or similar transaction in which our stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent; (iii) a dissolution or liquidation, except for a liquidation into a parent corporation; and (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity benefit plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the equity incentive plans, which are filed as exhibits to the Annual Report.

401(k) Plan; Pension Benefits; Nonqualified Deferred Compensation

We maintain a 401(k) plan for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code.

The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 may be up to an additional $6,500 above the statutory limit. Our named executive officers did not receive any matching contributions for calendar year 2021.

Other than the 401(k) plan, our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2021.

Perquisites

We provide perquisites or personal benefits to our executive officers in limited circumstances. In 2021, we reimbursed Mr. Flesher for rent and certain other expenses related to an apartment that he was maintaining in San Diego, California, and also paid him a tax gross-up with respect to such expenses (in each case, as quantified in the footnotes to the Summary Compensation Table). The lease on Mr. Flesher’s San Diego apartment terminated in late 2021. Thus, Mr. Flesher will not be reimbursed for rent in 2022.

In addition, as a further inducement to Mr. Jindal to join us as our Chief Financial Officer, we paid him a bonus of $150,000 in March 2021.

We did not provide any other perquisites or personal benefits to our other named executive officers in 2021.

2021 Equity Incentive Plan

The Board adopted our 2021 Plan in March 2021, and was approved by our stockholders in April 2021. Our 2021 Plan is a successor to and continuation of our 2014 Plan, which provides for discretionary grants of a wide variety of equity awards to employees, directors, and consultants, including employees and consultants of our affiliates, including stock options, restricted stock units and performance awards. The 2021 Plan became effective immediately prior to the execution of the underwriting agreement related to the IPO.

Under our 2021 Plan, the maximum number of shares of our common stock that may be issued will not exceed 5,418,766 shares, which is the sum of (1) 2,187,524 new shares, plus (2) the number of shares that remained available for issuance under our 2014 Plan at the time our 2021 Plan became effective, plus (3) any shares subject to outstanding stock options or other stock awards that were granted under our 2014 Plan that, on or after the date the 2021 Plan became effective, terminate or expire prior to exercise or settlement; are settled in cash; are forfeited or repurchased because of the failure to vest; or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price in accordance with the terms of the 2014 Plan. In addition, the number of shares of our common stock reserved for issuance under our 2021 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or a lesser number of shares determined by the Board prior to the applicable January 1. The maximum number of shares of our common stock that may be issued upon the exercise of incentive stock options (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), under our 2021 Plan is 16,250,000. As of December 31, 2021, there were a total of 1,564,100 shares subject to outstanding awards under the 2021 Plan.

Shares subject to stock awards granted under our 2021 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2021 Plan. Additionally, shares become available for future grant under our 2021 Plan if they were issued under stock awards under our 2021 Plan and we repurchase such shares or if such shares are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

The Board, or a duly authorized committee of the Board, administers our 2021 Plan. The Board has delegated concurrent authority to administer our 2021 Plan to the compensation committee. We refer to the Board, or the applicable committee with the power to administer our 2021 Plan, as the plan administrator. Our plan administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2021 Plan, our Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. The plan administrator has the power to modify outstanding awards under our 2021 Plan. Subject to the terms of our 2021 Plan, the plan administrator has the authority to reprice any outstanding stock award, cancel and re-grant any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including stock awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the board during such annual period, $1,000,000 in total value (in each case, calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Under our 2021 Plan, a corporate transaction is defined to include the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder.

Plan Amendment or Termination. The Board has the authority to amend, suspend, or terminate our 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted our 2021 Plan. No stock awards may be granted under our 2021 Plan while it is suspended or after it is terminated.

For treatment of the named executive officers’ outstanding and unvested awards in the event of a termination of employment and change in control, please see “Potential Payments Upon Termination or Change of Control,” above.

2014 Equity Incentive Plan

The 2014 Plan was first adopted in 2014 and subsequently amended by the Board and stockholders in March 2021. Our 2014 Plan was superseded by our 2021 Plan. Therefore, no shares of our common stock were reserved for the grant of new awards under the 2014 Plan as of December 31, 2021. As of December 31, 2021, there were outstanding options to purchase 2,951,043 shares of our common stock under our 2014 Plan.

Our 2014 Plan provides for the grant of ISOs, and for the grant of non-qualified stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, directors and consultants, including employees and consultants of our affiliates. However, we have only granted stock options under the 2014 Plan.

Administration. The Board, or a duly authorized committee of the Board, administers our 2014 Plan and is referred to as the “plan administrator” herein. Under the 2014 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2014 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our 2014 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;

•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash payment, if any as the plan administrator deems appropriate; and

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Under the 2014 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

The Board also adopted the UK Sub-Plan to the 2014 Plan (2014 UK Sub-Plan). The 2014 UK Sub-Plan permits the grant of EMI options compliant with the requirements of the EMI code set out in the ITEPA options to UK Service Providers.

For treatment of the named executive officers’ outstanding and unvested awards in the event of a termination of employment and change in control, please see “Potential Payments Upon Termination or Change of Control,” above.

2021 Employee Stock Purchase Plan

The Board adopted our 2021 Employee Stock Purchase Plan (ESPP) in March 2021 and our stockholders approved our ESPP in April 2021. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.

The ESPP authorizes the issuance of 243,058 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022 and ending on (and including) January 1, 2031, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the fiscal year before the date of the automatic increase, and (2) 729,174 shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (1) and (2). As of December 31, 2021, 8,624 shares of our common stock had been purchased under the ESPP.

Administration. The Board administers the ESPP and may delegate its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 20% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by the Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the board of directors will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights, and (4) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days before such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. The Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,305,143	(1)	$5.38	1,204,701	(2)
Equity compensation plans not approved by security holders (3)	210,000		7.59	—

Total	4,515,143		$5.13	1,204,701

(1)	Consists of the 2014 Plan, the 2021 Plan and the ESPP. Represents outstanding stock options to purchase 4,035,643 shares and outstanding restricted stock units covering 269,500 shares.
(2)

Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2021, 970,267 shares of our common stock were available for issuance under the 2021 Plan, and 234,434 shares of our common stock were available for issuance under the ESPP.

(3)

Consists of inducement awards of outstanding stock options to purchase 180,000 shares and outstanding restricted stock units covering 30,000 shares, which was adopted by the Compensation Committee without stockholder approval in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Plans

Our directors, officers, and employees may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director, officer, or employee when entering into the plan, without further direction from them. The director, officer, or employee may amend or terminate a Rule 10b5-1 plan in some circumstances. Our directors, officers, or employees may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Director Compensation

We have reimbursed, and will continue to reimburse, all of our directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board. The following table sets forth information concerning the compensation paid to our directors during 2021, other than Mr. Flesher, our President and Chief Executive Officer. Mr. Flesher does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Flesher.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Lon Cardon, Ph.D. (2)	39,750	206,701	(3)	246,451
Eric Dube, Ph.D.	44,250	175,504	(4)	219,754
Michael Grey	—	152,387	(5)	152,387
Kenneth Harrison, Ph.D. (6)	—	—		—
Edward T. Mathers	37,500	152,387	(5)	189,887
Bali Muralidhar, M.D., Ph.D.	36,750	152,387	(5)	189,137
Niall O’Donnell, Ph.D.	30,000	152,387	(5)	182,387
Stacey D. Seltzer	35,625	152,387	(5)	188,012

(1)

Represents grant date fair value of stock options granted to during 2021, as computed in accordance with ASC Topic 718, not including any estimates of forfeiture. See Notes 2 and 7 of “Notes to Consolidated Financial Statements” in our Annual Report for a discussion of assumptions used in determining the grant date fair value of our option awards for fiscal year ended December 31, 2021. Note that amounts reported in this column reflect the accounting cost for these stock options and do not correspond to actual economic value that may be received by the directors from the stock option awards.

(2)	Dr. Cardon is not standing for re-election as a member of the Board at the Annual Meeting.
(3)

In January 2021, we granted Dr. Cardon an option to purchase 17,877 shares of our common stock at an exercise price of $4.88 per share and fair value of $3.04 per share. In April 2021, we granted Dr. Cardon an option to purchase 14,000 shares of our common stock at an exercise price of $15.00 per share and fair value of $10.88 per share.

(4)	In March 2021, we granted Dr. Dube an option to purchase 44,694 shares of our common stock at an exercise price of $6.36 per share and fair value of $3.93 per share.
(5)

In April 2021, we granted options to purchase 14,000 shares of our common stock at an exercise price of $15.00 per share and fair value of $10.88 per share to each of Messrs. Grey and Mathers, Drs. Muralidhar and O’Donnell, and Ms. Seltzer. In addition, in connection with Mr. Grey’s services as our Executive Chairman, he received cash payments of $100,000 and was granted an option in January 2021 to purchase 100,563 shares of our common stock at an exercise price of $4.88 and fair value of $3.04 per share.

(6)	Kenneth Harrison, Ph.D. resigned from the Board on January 20, 2022.

A summary of stock options outstanding as of December 31, 2021 for each of our non-employee directors is as follows:

Name	Stock Options Outstanding (#)
Lon Cardon, Ph.D.	60,928
Eric Dube, Ph.D.	44,694
Michael Grey	264,372
Kenneth Harrison, Ph.D.	—
Edward T. Mathers	14,000
Bali Muralidhar, M.D., Ph.D.	14,000
Niall O’Donnell, Ph.D.	130,971
Stacey D. Seltzer	14,000

The Board adopted a non-employee director compensation policy in April 2021 (amended in February 2022), that is applicable to all of our non-employee directors. Prior to the adoption of this policy, however, we entered into various individual arrangements with our non-employee directors and granted options to them from time to time. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Board:

•	An annual cash retainer of $40,000;

•	An additional cash retainer of $30,000 for service as the non-executive chair of the Board;

•	An additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a non-chair member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•	An additional annual cash retainer of $15,000, $10,000, and $8,000 for service as Chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;

•

An initial option grant to purchase 35,000 shares of our common stock on the date of each such non-employee director’s appointment to the Board (increased in February 2022 from 25,000 shares of common stock); and

•

An annual option grant to purchase 17,500 shares of our common stock (increased in February 2022 from 12,500 shares of common stock) on the date of each of our annual stockholder meetings (prorated for any eligible non-employee director who is first elected or appointed to the Board on a date other than the date of our annual stockholder meeting with respect to that non-employee director’s first annual grant).

Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under “Executive Compensation—Employee Benefit Plans—2021 Equity Incentive Plan.” Each initial option grant will vest and become exercisable in equal monthly installments over the three-year period following the date of grant, subject to the director’s continuous service as of each such date, and will vest in full upon a change of control. Each annual option grant will vest and become exercisable on the earlier of the first anniversary of the date of grant or the date of our next annual stockholder meeting, subject to the director’s continuous service as of such date, and will vest in full upon a change of control. The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Series B Convertible Preferred Stock Financing

In December 2020, we completed the initial closing of an aggregate of 23,440,514 shares of our Series B convertible preferred stock at a purchase price of $2.0215 per share. In March 2021, we completed the milestone closing of an aggregate of an additional 23,440,514 shares of our Series B convertible preferred stock, at the same purchase price per share.

The following table summarizes purchases of shares of our Series B convertible preferred stock by holders of more than 5% of our capital stock and entities affiliated with members of the Board (each at the time of the applicable transaction).

Participants (1)	Shares of Series B Convertible Preferred Stock Purchased at Initial Closing (#)		Aggregate Purchase Price at Initial Closing ($)	Shares of Series B Convertible Preferred Stock Purchased at Milestone Closing (#)		Aggregate Purchase Price at Milestone Closing ($)
Novo Holdings A/S (2)	6,183,527		$12,500,000	6,183,527		$12,500,000
New Enterprise Associates 15, L.P. (3)	4,452,140		$9,000,001	4,452,140		$9,000,001
Abingworth Bioventures 8 LP (4)	3,710,116		$7,500,000	3,710,116		$7,500,000
Entities affiliated with RiverVest Venture Fund III, L.P. (5)	1,855,058	(6)	$3,750,000	1,855,058	(6)	$3,750,000
Lundbeckfond Invest A/S (7)	1,484,047		$3,000,001	1,484,047		$3,000,001
Aisling Capital V, L.P. (8)	1,236,705		$2,499,999	1,236,705		$2,499,999
Entities affiliated with Pappas Capital, LLC (9)	593,619	(10)	$1,200,001	593,619	(10)	$1,200,000

(1)	Additional details regarding these stockholders and their equity holdings are included in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)

Dr. Harrison, a former member of the Board, is employed as a partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S. Dr. Harrison is not deemed to hold any beneficiary ownership or reportable pecuniary interest in the shares held by Novo Holdings A/S.

(3)	Mr. Mathers, a member of the Board, is employed as a General Partner at New Enterprise Associates, Inc., which is affiliated with NEA 15.
(4)	Dr. Muralidhar, a member of the Board, is employed as a Managing Partner at Abingworth LLP, an entity affiliated with ABV 8.
(5)	Dr. O’Donnell, our former President and Chief Executive Officer and a member of the Board, is a managing director at RiverVest Venture Partners and is an affiliate of RiverVest Venture Fund IV, L.P.
(6)	Consists of shares of Series B convertible preferred stock purchased by RiverVest Venture Fund IV, L.P.
(7)	Johan Kördel, Ph.D., a former member of the Board, is employed as a senior advisor at Lundbeckfond Ventures, an entity affiliated with Lundbeckfond Invest A/S.
(8)	Ms. Seltzer, a member of the Board, is employed as a partner at Aisling Capital LLC, an entity affiliated with Aisling Capital V, L.P.
(9)	Mr. Grey, our Executive Chairman, is a venture partner at Pappas Capital, LLC.
(10)

Consists of (i) 549,106 shares of Series B convertible preferred stock purchased by A. M. Pappas Life Science Ventures V, LP and (ii) 44,513 shares of Series B convertible preferred stock purchased by PV V CEO Fund, LP.

Investors’ Rights Agreement

In December 2020, we entered into an Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”) with certain affiliates of our directors and certain holders of more than 5% of our outstanding capital stock (each at the time of the transaction), including entities affiliated with New Enterprise Associates, Novo Holdings A/S, entities affiliated with RiverVest Venture Fund III, L.P., Lundbeckfond Invest A/S, Abingworth Bioventures 8 LP, and entities affiliated with Pappas Capital, LLC.

The Rights Agreement provides such holders with certain registration rights with respect to the registrable securities held by them. In addition, the Rights Agreement imposed certain affirmative obligations on us, including our obligation to, among other things, grant (i) each holder who holds at least 223,473 shares of our common stock issuable or issued upon conversion of shares of our convertible preferred stock and (ii) certain holders who hold at least 223,473 shares of our common stock and our common stock issuable or issued upon conversion of shares of our convertible preferred stock in the aggregate (collectively the “Major Investors”) and vTv Therapeutics LLC, a right of first offer with respect to future sales of our equity, excluding the shares offered and sold in our initial public offering, and granted certain information and inspection rights to such Major Investors. Other than the registration rights, each of these obligations terminated in connection with the closing of our initial public offering in April 2021. The registration rights of each holder terminate upon the earliest to occur of (i) such time as the holder holds less than 1% of our outstanding securities and all of such holder’s registrable securities may be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor rule and (ii) the fifth anniversary of our initial public offering (i.e. April 13, 2026).

Voting Agreement

In December 2020, we entered into an Amended and Restated Voting Agreement, which was amended in March 2021 (the “Voting Agreement”), with certain affiliates of our directors, trusts for the benefit of immediate family members of an executive officer and certain holders of more than 5% of our outstanding capital stock (each at the time of the transaction), including entities affiliated with New Enterprise Associates, Novo Holdings A/S, entities affiliated with RiverVest Venture Fund III, L.P., Lundbeckfond Invest A/S, Abingworth Bioventures 8 LP, and entities affiliated with Pappas Capital, LLC.

Pursuant to the Voting Agreement, each of Novo Holdings A/S, Abingworth Bioventures 8 LP, Aisling Capital V, L.P., New Enterprise Associates 15, L.P, RiverVest Venture Fund IV, L.P. and Lundbeckfond Invest A/S had the right to designate one member to be elected to the Board. The Voting Agreement terminated in connection with the closing of our initial public offering in April 2021, following which none of our stockholders have any continuing rights regarding the election or designation of members of the Board.

Right of First Refusal and Co-Sale Agreement

In December 2020, we entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”) with certain affiliates of our directors, trusts for the benefit of immediate family members of an executive officer and certain holders of more than 5% of our outstanding capital stock (each at the time of the transaction), including entities affiliated with New Enterprise Associates, Novo Holdings A/S, entities affiliated with RiverVest Venture Fund III, L.P., Lundbeckfond Invest A/S, Abingworth Bioventures 8 LP, and entities affiliated with Pappas Capital, LLC.

Pursuant to the Co-Sale Agreement, we had a right of first refusal in respect of certain sales of securities by certain holders of our common stock and preferred stock, including certain affiliates of our directors, trusts for the benefit of immediate family members of an executive officer and certain holders of more than 5% of our outstanding capital stock. To the extent we did not exercise such right in full, the Major Investors were granted certain rights of first refusal and co-sale in respect of such sale. The Co-Sale Agreement terminated in connection with the closing of our initial public offering in April 2021.

Participation in Initial Public Offering

In April 2021, we closed our initial public offering of an aggregate of 6,250,000 shares of our common stock at a price to the public of $15.00 per share. The net proceeds to us from our initial public offering were approximately $84.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Purchasers in our initial public offering included the following holders of more than 5% of our common stock, or entities affiliated with them (each at the time of the transaction). The following table sets forth the proceeds received, and the shares of common stock issued to such holders in our initial public offering:

Participants	Proceeds	Shares of Common Stock
Greater than 5% stockholders
Novo Holdings A/S (1)	$10,000,000	666,666
New Enterprise Associates 15, L.P. (2)	$10,000,000	666,666
Lundbeckfond Invest A/S (3)	$5,000,000	333,333
Abingworth Bioventures 8 LP (4)	$3,000,000	200,000
RiverVest Venture Fund IV, L.P. (5)	$3,000,000	200,000

(1)

Dr. Harrison, a former member of the Board, is employed as a partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S. Dr. Harrison is not deemed to hold any beneficiary ownership or reportable pecuniary interest in the shares held by Novo Holdings A/S.

(2)	Mr. Mathers, a member of the Board, is employed as a General Partner at New Enterprise Associates, Inc., which is affiliated with NEA 15.
(3)	Dr. Kördel, a former member of the Board, is employed as a senior advisor at Lundbeckfond Ventures, an entity affiliated with Lundbeckfond Invest A/S.
(4)	Dr. Muralidhar, a member of the Board, is employed as a Managing Partner at Abingworth LLP, an entity affiliated with ABV 8.
(5)	Dr. O’Donnell, our former President and Chief Executive Officer and a member of the Board, is a managing director at RiverVest Venture Partners and is an affiliate of RiverVest Venture Fund IV, L.P.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification.”

Policies and Procedures for Transactions with Related Persons

We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Board or the Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to the Board or the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company by telephone at (858) 283-0280 or by written request to 18575 Jamboree Rd., Suite 275-S, Irvine, CA 92612, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory J. Flesher
President and Chief Executive Officer

April 22, 2022

A copy of the Annual Report is available without charge upon written request to: 18575 Jamboree Rd., Suite 275-S, Irvine, CA 92612, Attention: Corporate Secretary.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To:www.proxypush.com/RPHM Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-868-2029 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recordedinstructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/RPHM. Reneo Pharmaceuticals, Inc. AnnualMeeting of Stockholders For Stockholders of record as of April 4, 2022 TIME: Wednesday, June 1, 2022 11:30 AM, Pacific Time PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/RPHM for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Gregory J. Flesher and Jennifer Lam (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Reneo Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such othermatters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Reneo Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR all of the nominees for director listed below and FOR Proposal 2BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the two Class I directors named herein to hold office untilthe Company’s 2025 annual meeting of stockholders. FOR WITHHOLD 1.01 Eric M. Dube, Ph.D. FOR #P2# #P2# 1.02 Paul W. Hoelscher FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as FOR the independent registered public accounting firm of the Company for its fiscal year ending #P4# #P4# #P4# December 31, 2022. NOTE: To conduct any other business properly brought before the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/RPHM. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date